                                                                    EXHIBIT 4.6


THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE. THIS COMMON STOCK WARRANT MAY NOT BE SOLD, OFFERED, ASSIGNED OR TRANSFERRED UNLESS THE WARRANT IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFERS, SALES, ASSIGNMENTS AND TRANSFERS ARE MADE PURSUANT TO THE AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                    CANMAX INC.

                           COMMON STOCK PURCHASE WARRANT

                                                           DATED:  July 1, 1998

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Number of Common Shares:   200,000           Holder:   Debra L. Burgess
Purchase Price:            $0.53 per share             724 Castle Creek
Expiration Date:           June 30, 2008               Coppell, Texas  75019

     For identification only. The governing terms of this Warrant are set forth below.
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       CANMAX INC., a Wyoming corporation (the "COMPANY"), hereby certifies that, for value received, Debra L. Burgess (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to earlier of (a) June 30, 2008, (b) the date the termination of the employment of Holder under the Employment Contract among Holder, the Company and CRSI (as amended, the "EMPLOYMENT CONTRACT") for "cause" (as defined therein), of (c) two (2) years from the date of any termination of employment (other than "for cause") under the Employment Contract (the "EXERCISE PERIOD") at the Purchase Price hereinafter set forth, Two Hundred Thousand (200,000) fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

       The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "PURCHASE PRICE") shall initially be $0.53; PROVIDED, HOWEVER, that the Purchase Price shall be adjusted from time to time as provided herein.

       As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

              (a) The term "CHANGE OF CONTROL" means the occurrence of any of the following:


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COMMON STOCK PURCHASE WARRANT - PAGE 1                          (CANMAX INC.)

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              (i)    any "Person" (as such term as defined in Section 13(d) and
              Section 14(d) of the Securities Act of 1934, as amended (the "EXCHANGE ACT")), is or becomes a "beneficial owner" (as defined in Section 13d-3 under the Exchange Act), directly or indirectly, of securities of the CRSI or the Company representing more than thirty percent (30%) of the combined voting power of the outstanding securities of CRSI or the Company;

                     (ii) at any time during the twenty-four (24) month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors of the CRSI or the Company shall cease to be "continuing directors" (meaning directors of CRSI or the Company prior to such transaction or who subsequently became directors and whose election or nomination for election by the stockholders of CRSI or the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office prior to such transaction); or

                     (iii) the stockholders approve an agreement of sale or disposition by CRSI or the Company of all or substantially all, of the assets of CRSI or the Company.

              (b) The term "COMPANY" means Canmax Inc. and any entity that shall succeed or assume the obligations of such corporation hereunder.

              (c) The term "COMMON STOCK" means the Company's common stock, no par value per share.

              (d) The term "CRSI" means Canmax Retail Systems, Inc., a Texas corporation and wholly owned subsidiary of the Company.

              (e) The term "FAIR MARKET VALUE" means the closing price of the shares of Common Stock on the date of delivery of any Notice of Exercise as reported on the Nasdaq SmallCap Market (or other exchange on which the Common Stock is traded or, if not traded on any exchange, then the closing bid price as of such date on the over-the-counter market or, if not quoted on the over-the-counter market, then as determined by the Board of Directors).

              (f) The term "TAX WITHHOLDING LIABILITY" means all federal and state income taxes, social security taxes and other taxes applicable to compensation income arising from the exercise of this Warrant required by applicable law to be withheld by the Company.

              (g) The term "TRIGGER DATE" means the earlier to occur of the following:


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COMMON STOCK PURCHASE WARRANT - PAGE 2                            (CANMAX INC.)

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              (i)    the Company's recording of consolidated revenues in excess of $50 million in any period of twelve consecutive months and recording of cumulative positive earnings over such twelve-month period; or

              (ii) a Change of Control (other than a Change of Control resulting from the Company's sale of its retail automation software business occurring on or before June 30, 1999).

              (h) The term "WARRANT SHARES" means as of any date during the Exercise Period, that number of shares of Common Stock which shall be exercisable (subject to any vesting requirements) by the Holder hereof pursuant to the terms of this Warrant.

       1.     VESTING AND EXERCISE OF WARRANT.

              1.1. VESTING. Holder's right to purchase the Warrant Shares shall vest upon the Trigger Date. Holder shall not have any right to acquire any Warrant Shares pursuant to this Warrant prior to the vesting of such rights as set forth in this Section 1.1, and such right must vest, if at all, on or before the earlier of (a) the expiration of the Exercise Period or (b) the termination of Holder's employment under the Employment Contract.

              1.2. METHOD OF EXERCISE. This Warrant may be exercised (subject to the vesting requirements set forth above) by the Holder hereof in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of vested Warrant Shares at such time, by delivery to the Company at its principal office of (i) a notice of exercise (a "NOTICE OF EXERCISE") substantially in the form attached hereto as EXHIBIT A, (ii) evidence satisfactory to the Company of the authority of the person executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of (A) the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "EXERCISE PRICE") and (B) Tax Withholding Liability. Payment of the Exercise Price shall be made by (a) check or bank draft payable to the order of the Company or by wire transfer to the account of the Company, (b) Holder's surrender to the Company of a number of shares of Common Stock owned by Holder for at least six (6) months having an aggregate Fair Market Value equal to the Exercise Price, or (c) any combination of the foregoing; provided that the Company may, in its discretion, (i) allow the exercise of this Warrant in a broker-assisted or similar transaction in which the Exercise Price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the Exercise Price to the Holder, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the Exercise Price and any Tax Withholding Liability. Payment of the Tax Withholding Liability shall be made (a) check or bank draft payable to the order of the Company or by wire transfer to the account of the Company or (b) Holder's surrender to the Company of a number of shares of Common Stock owned by Holder having an aggregate Fair Market Value equal to the Exercise Price (or by withholding a portion of the shares otherwise issuable in connection with this Warrant). The shares so purchased


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COMMON STOCK PURCHASE WARRANT - PAGE 3                            (CANMAX INC.)

       shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and Tax Withholding Liability and the other documents referred to herein (the "EXERCISE DATE").

              1.3. REGULATION D RESTRICTIONS. The Holder hereof represents and warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for distributing such securities unless such distribution has been registered with the Securities and Exchange Commission or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.

       2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder a certificate for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

       3. ADJUSTMENTS ON CERTAIN CAPITAL TRANSACTIONS. On the occurrence of any of the following events, the following adjustments to the rights granted under this Warrant shall be made:

              3.1. In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of unexercised shares of Common Stock covered by this Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock increase and the denominator of which shall be the number of unexercised shares of Common Stock covered by this Warrant as adjusted for such stock increase.

              3.2. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant


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COMMON STOCK PURCHASE WARRANT - PAGE 4                            (CANMAX INC.)

       immediately prior to such stock reduction and the denominator of which shall be the number of unexercised shares covered by this Warrant as adjusted for such stock reduction.

              3.3. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger ("OTHER SECURITIES") and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

       4. RIGHTS AS A SHAREHOLDER. Holder shall not have any rights as a shareholder of the Company with respect to the shares subject to this Warrant.

       5. SECURITIES LAW REQUIREMENTS; REGISTRATION OBLIGATIONS. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities or blue sky laws. Accordingly, upon (a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Warrant Shares have not been registered under the Securities Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the shares for the purpose of investment and not with a view to distribution thereof, (b) knows the shares have not been registered under the Securities Act or any state securities or blue sky laws, (c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Securities Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not solicit any offer to sell or sell all or any portion of the shares other than pursuant to an opinion of counsel reasonably satisfactory to the Company. The Company shall, upon written demand by Holder, use its best efforts to cause the Warrant Shares to be registered under the Securities Act and any state securities or blue sky laws; provided that the Company's obligation to register the Warrant Shares under the Securities Act shall be limited to the filing of a registration statement on Form S-8 or, if unavailable, on Form S-3, or any successors to such forms, and the Company shall have no registration obligations to Holder at any time that the use of such forms is unavailable to the Company for the registration of the Warrant Shares.

       6. TRANSFER RESTRICTIONS. This Warrant shall be exercisable only by Holder shall not be assignable or transferable, except by will or by the laws descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this Warrant or any right hereunder, shall be null and void.


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COMMON STOCK PURCHASE WARRANT - PAGE 5                            (CANMAX INC.)

       7. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

       8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

       9. NOTICES, ETC. All notices and other communications hereunder shall be personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, at such address of facsimile numbers as may have been furnished to each party by the other in writing.


       10. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                               [SIGNATURE PAGE FOLLOWS]


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COMMON STOCK PURCHASE WARRANT - PAGE 6                            (CANMAX INC.)

DATED as of the date first written above.

                                       CANMAX INC.



                                   By:    /s/Roger D. Bryant
                                          ----------------------------
                                   Name:  Roger D. Bryant
                                   Title: President

                                   Address:      150 West Carpenter Freeway
                                                 Irving, Texas  75039
                                                 Fax: (972) 281-2385


                                   HOLDER:



                                   /s/ Debra L. Burgess
                                   -----------------------------------
                                   Name: Debra L. Burgess

                                   Address:      724 Castle Creek
                                                 Coppell, Texas  75019


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COMMON STOCK PURCHASE WARRANT - PAGE 7                            (CANMAX INC.)

                                     EXHIBIT A

                        FORM OF NOTICE OF EXERCISE - WARRANT

                  (To be executed only upon exercise or conversion
                        of the Warrant in whole or in part)

To Canmax Inc.

       The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ______________(1.) shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor (including any Tax Withholding Liability of either (a) $__________, (b) _____________ shares of Common Stock that have been held by Holder for no less than six (6) months and have an aggregate Fair Market Value of $_______________ as of the date written below, (c) with regard to the Tax Withholding Liability only, ________ shares of Common Stock held by Holder having an aggregate Fair Market Value of $________ as of the date written below, or (d) with regard to the payment of the Tax Withholding Liability only, withholding ________ shares of Common Stock otherwise issuable upon the exercise of this Warrant having an aggregate Fair Market Value of $________ as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _______________________________________________ whose address is
_____________________________________________________________________________.


Dated:  ____________________________


                                  _____________________________________________
                                   (Name must conform to name of Holder as
                                   specified on the face of the Warrant)



                                   By:    ____________________________________
                                   Name:  ____________________________________
                                   Title: ____________________________________

                                   Address of Holder:
                                   ___________________________________________
                                   ___________________________________________
                                   ___________________________________________


Date of exercise:  ____________________


       (1.)     Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.


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COMMON STOCK PURCHASE WARRANT - PAGE 8                            (CANMAX INC.)